FirstSun Capital Bancorp Reports Second Quarter 2023 Results
Second Quarter 2023 Highlights:
•Net income of $28.0 million, $1.11 per diluted share
•Net interest margin of 4.24%
•Return on average total assets of 1.49%
•Return on average stockholders’ equity of 13.54%
•Average deposit growth of 9.7% annualized
•Loan growth of 6.2% annualized
•24.8% noninterest income to total revenue
Denver, Colorado – July 27, 2023 – FirstSun Capital Bancorp (“FirstSun”) (OTCQX: FSUN) reported net income of $28.0 million for the second quarter of 2023 compared to net income of $0.4 million for the second quarter of 2022. Earnings per diluted share were $1.11 for the second quarter of 2023 compared to $0.02 for the second quarter of 2022. Earnings for the second quarter of 2022 were impacted by $16.8 million of merger costs, net of tax, or $0.66 per diluted share.
Neal Arnold, FirstSun’s President and Chief Executive Officer, commented, “We are very pleased with our record earnings this quarter and our continued strong results driven by our well diversified business mix. Highlights this quarter include a net interest margin of 4.24%, along with growth in both loans and deposits. We believe our growth amidst the difficult banking environment, including declining deposit trends and rising funding costs, will position us uniquely among our peers. Additionally, with growing concern about economic uncertainty and rising commercial real estate pressures, we are heartened by the vitality of the southwest region that we operate in and our lower exposure to commercial real estate relative to our peers. Further, we believe our strong capital base, our granular deposit base, our securities portfolio positioning, our loan portfolio credit quality and our overall asset sensitive profile provides us with the flexibility to continue to deliver responsible growth in this slowing economic environment.”
Second Quarter 2023 Results
Net income totaled $28.0 million, or $1.11 per diluted share, during the second quarter of 2023, compared to $26.3 million, or $1.03 per diluted share, during the prior quarter. The return on average total assets was 1.49% in the second quarter of 2023, compared to 1.44% in the prior quarter, and the return on average stockholders’ equity was 13.54% in the second quarter of 2023, compared to 13.37% in the prior quarter.
Net Interest Income and Net Interest Margin
Net interest income totaled $73.8 million during the second quarter of 2023, a decrease of $0.3 million compared to the prior quarter. Our net interest margin decreased 15 basis points to 4.24% compared to the prior quarter. Results in the second quarter of 2023, compared to the prior quarter, were driven by an increase of 52 basis points in the cost of interest-bearing liabilities, partially offset by an increase of 24 basis points in yield on earning assets.
Average loans increased by $0.2 billion in the second quarter of 2023, compared to the prior quarter. Loan yield increased by 25 basis points to 6.13% in the second quarter of 2023, compared to the prior quarter, primarily due to the rising interest rate environment and its impact on variable rate loans in the loan portfolio and higher yields on new originations. Average interest-bearing deposits increased $0.2 billion in the second quarter of 2023, compared to the prior quarter. Total cost of deposits increased by 55 basis points to 1.94% in the second quarter of 2023, compared to the prior quarter, primarily due to an increase in deposit pricing as a result of the elevated interest rate environment and higher mix of certificates of deposits. Average FHLB borrowings increased $18.0 million in the second quarter of 2023, compared to the prior quarter. The cost of FHLB borrowings increased by 51 basis points to 5.19% in the second quarter of 2023, compared to the prior quarter, primarily due to the rising interest rate environment.

Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $4.4 million during the second quarter of 2023, an increase of $1.1 million from $3.4 million in the prior quarter, primarily due to loan growth and deterioration on a specific customer relationship in our loan portfolio.
Net charge-offs during the second quarter of 2023 were $0.7 million, resulting in an annualized ratio of net charge-offs to average loans of 0.05%, compared to net charge-offs of $0.1 million, resulting in an annualized ratio of net-charge offs to average loans of 0.00% in the prior quarter. The allowance for credit losses as a percentage of total loans was 1.26% at June 30, 2023, an increase of three basis points from the prior quarter.
The ratio of nonperforming assets to total assets was 1.00% at June 30, 2023, compared to 0.51% at March 31, 2023.
Noninterest Income
Noninterest income totaled $24.3 million during the second quarter of 2023, an increase of $5.4 million from the prior quarter. Mortgage banking income increased $4.2 million during the second quarter of 2023, primarily due to an increase in fair value of our mortgage servicing rights portfolio. Total originations of mortgage loans held-for-sale were $236.2 million in the second quarter of 2023, or an increase of $38.4 million from the prior quarter. Other noninterest income increased $0.7 million during the second quarter of 2023, primarily due to an increase in loan syndication fees and customer accommodation swap fees. Noninterest income as a percentage of total revenue was 24.8%, an increase of 4.4% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $58.0 million during the second quarter of 2023, an increase of $1.8 million from the prior quarter. Amortization of intangible assets increased $1.0 million from the prior quarter. Data processing and insurance expenses increased by $0.9 million and $0.7 million, respectively. These increases were partially offset by a $1.0 million decrease in salaries and employee benefits from the prior quarter primarily due to higher benefit costs generally incurred in the first quarter of each year.
The efficiency ratio for the second quarter of 2023 was 59.15% compared to 60.47% in the prior quarter.
Tax Rate
The effective tax rate was 21.5% in the second quarter of 2023, compared to 21.4% in the prior quarter.
Loans
Total loans were $6.2 billion at June 30, 2023, compared to $6.1 billion at March 31, 2023, an increase of $94.1 million in the second quarter of 2023, or 6.2% on an annualized basis, resulting primarily from growth in commercial and industrial and residential real estate balances.
Deposits
Average deposits were $6.0 billion for the second quarter of 2023, compared to $5.8 billion for the prior quarter, an increase of $140.9 million in the second quarter of 2023, or 9.7% on an annualized basis. Noninterest-bearing deposit accounts represented 27.1% of total deposits at June 30, 2023 and the loan-to-deposit ratio was 100.1% at June 30, 2023.
The ratio of total uninsured deposits to total deposits was estimated to be 32.5% at June 30, 2023, compared to 35.8% at March 31, 2023. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 24.1% at June 30, 2023, compared to 26.4% at March 31, 2023.1
1 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Capital

Capital ratios remain strong and above “well-capitalized” thresholds. As of June 30, 2023, our common equity tier 1 risk-based capital ratio was 10.40%, total risk-based capital ratio was 12.52% and tier 1 leverage ratio was 10.00%. Book value per common share was $33.02 at June 30, 2023, an increase of $0.96 from March 31, 2023. Tangible book value per common share, a non-GAAP financial measure, was $28.76 at June 30, 2023, an increase of $1.04 from March 31, 2023.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 12) contains financial measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible common stockholders’ equity;
•Tangible assets;
•Tangible common stockholders’ equity to tangible assets;
•Tangible common stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per common share;
•Net income excluding merger costs;
•Return on average total assets excluding merger costs;
•Return on average stockholders’ equity excluding merger costs;
•Efficiency ratio excluding merger related expenses;
•Diluted earnings per share excluding merger related costs; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin on FTE basis.
The tables beginning on page 12 provide a reconciliation of each non-GAAP financial measure contained in this press release to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $7.8 billion as of June 30, 2023.
First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Summary Data:

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net interest income	$73,835	$74,117	$58,585	$147,952	$99,870
Provision for credit losses	4,422	3,360	5,000	7,782	8,700
Noninterest income	24,290	18,931	22,302	43,221	45,995
Noninterest expense	58,043	56,266	75,668	114,309	128,135
Income before income taxes	35,660	33,422	219	69,082	9,030
Provision for income taxes	7,654	7,141	(211)	14,795	931
Net income	28,006	26,281	430	54,287	8,099
Net income, excluding merger costs (1)	28,006	26,281	17,208	54,287	25,130
Diluted earnings per share	$1.11	$1.03	$0.02	$2.14	$0.36
Diluted earnings per share, excluding merger costs (1)	$1.11	$1.03	$0.68	$2.14	$1.13
Return on average total assets	1.49%	1.44%	0.02%	1.46%	0.25%
Return on average total assets, excluding merger costs (1)	1.49%	1.44%	0.96%	1.46%	0.78%
Return on average stockholders' equity	13.54%	13.37%	0.23%	13.46%	2.54%
Return on average stockholders’ equity, excluding merger costs (1)	13.54%	13.37%	9.19%	13.46%	7.89%
Net interest margin	4.24%	4.39%	3.56%	4.31%	3.34%
Net interest margin (FTE basis) (1)	4.32%	4.46%	3.64%	4.39%	3.43%
Efficiency ratio	59.15%	60.47%	93.55%	59.79%	87.84%
Efficiency ratio, excluding merger related expenses (1)	59.15%	60.47%	70.74%	59.79%	74.99%
Noninterest income to total revenue	24.8%	20.3%	27.6%	22.6%	31.5%
Total assets	$7,797,344	$7,610,456	$7,060,692	$7,797,344	$7,060,692
Total loans held-for-sale	56,350	66,255	61,253	56,350	61,253
Total loans held-for-investment	6,155,090	6,060,975	5,387,928	6,155,090	5,387,928
Total deposits	6,150,418	5,994,266	5,933,022	6,150,418	5,933,022
Total stockholders' equity	823,635	799,050	727,542	823,635	727,542
Period end loan-to-deposit ratio	100.1%	101.1%	90.8%	100.1%	90.8%
Book value per common share	$33.02	$32.06	$29.28	$33.02	$29.28
Tangible book value per common share (1)	$28.76	$27.72	$24.76	$28.76	$24.76
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Condensed Consolidated Statements of Income (Unaudited):

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Total interest income	$102,032	$94,903	$63,228	$196,935	$107,889
Total interest expense	28,197	20,786	4,643	48,983	8,019
Net interest income	73,835	74,117	58,585	147,952	99,870
Provision for credit losses	4,422	3,360	5,000	7,782	8,700
Net interest income after provision for credit losses	69,413	70,757	53,585	140,170	91,170
Noninterest income:
Service charges on deposits	5,358	5,015	4,379	10,373	8,304
Credit and debit card fees	3,057	2,981	2,990	6,038	5,405
Trust and investment advisory fees	1,478	1,461	1,909	2,939	3,856
Mortgage banking income, net	11,659	7,429	11,671	19,088	26,232
Other noninterest income	2,738	2,045	1,353	4,783	2,198
Total noninterest income	24,290	18,931	22,302	43,221	45,995
Noninterest expense:
Salaries and benefits	34,056	35,049	35,248	69,105	69,473
Occupancy and equipment	7,948	8,174	7,753	16,122	14,586
Amortization of intangible assets	2,050	1,044	935	3,094	1,262
Merger related expenses	—	—	18,448	—	18,751
Other noninterest expenses	13,989	11,999	13,284	25,988	24,063
Total noninterest expense	58,043	56,266	75,668	114,309	128,135
Income before income taxes	35,660	33,422	219	69,082	9,030
Provision (benefit) for income taxes	7,654	7,141	(211)	14,795	931
Net income	$28,006	$26,281	$430	$54,287	$8,099
Earnings per share - basic	$1.12	$1.05	$0.02	$2.18	$0.38
Earnings per share - diluted	$1.11	$1.03	$0.02	$2.14	$0.36

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022
Assets
Cash and cash equivalents	$492,735	$388,349	$510,701
Securities available-for-sale, at fair value	515,956	532,650	578,751
Securities held-to-maturity	37,883	38,470	39,803
Loans held-for-sale, at fair value	56,350	66,255	61,253
Loans	6,155,090	6,060,975	5,387,928
Allowance for credit losses	(77,362)	(74,459)	(56,077)
Loans, net	6,077,728	5,986,516	5,331,851
Mortgage servicing rights, at fair value	78,390	73,424	66,047
Premises and equipment, net	84,483	86,430	89,674
Other real estate owned and foreclosed assets, net	10,139	6,358	5,391
Goodwill	93,483	93,483	93,483
Intangible assets, net	12,712	14,762	18,760
All other assets	337,485	323,759	264,978
Total assets	$7,797,344	$7,610,456	$7,060,692
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,667,247	$1,764,440	$1,942,078
Interest-bearing deposit accounts:
Interest-bearing demand accounts	379,779	238,658	165,287
Savings accounts and money market accounts	2,441,349	2,705,315	3,204,704
NOW accounts	48,270	45,192	50,126
Certificate of deposit accounts	1,613,773	1,240,661	570,827
Total deposits	6,150,418	5,994,266	5,933,022
Securities sold under agreements to repurchase	32,861	31,645	70,838
Federal Home Loan Bank advances	570,585	577,285	159,968
Other borrowings	80,511	80,373	79,959
Other liabilities	139,334	127,837	89,363
Total liabilities	6,973,709	6,811,406	6,333,150
Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	461,856	461,174	460,263
Retained earnings	408,276	380,270	306,714
Accumulated other comprehensive loss, net	(46,499)	(42,396)	(39,437)
Total stockholders' equity	823,635	799,050	727,542
Total liabilities and stockholders' equity	$7,797,344	$7,610,456	$7,060,692

Share Data as of and for the periods ended:

	As of and for the quarter ended			As of and for the six months ended
	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Weighted average common shares outstanding, basic	24,933,664	24,923,259	24,760,282	24,928,485	21,570,924
Weighted average common shares outstanding, diluted	25,206,359	25,487,582	25,458,311	25,368,702	22,195,814
Period end common shares outstanding	24,941,468	24,920,984	24,850,954	24,941,468	24,850,954
Book value per common share	$33.02	$32.06	$29.28	$33.02	$29.28
Tangible book value per common share (1)	$28.76	$27.72	$24.76	$28.76	$24.76
Consolidated Capital Ratios as of:

	June 30, 2023	March 31, 2023	June 30, 2022
Stockholders' equity to total assets	10.56%	10.50%	10.30%
Tangible common stockholders' equity to tangible assets (1)	9.33%	9.21%	8.86%
Tangible common stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (1) (2)	9.28%	9.16%	8.82%
Tier 1 leverage ratio	10.00%	9.86%	8.89%
Common equity tier 1 risk-based capital ratio	10.40%	10.11%	9.59%
Tier 1 risk-based capital ratio	10.40%	10.11%	9.59%
Total risk-based capital ratio	12.52%	12.19%	11.60%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Tangible common stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the quarter ended June 30, 2023			For the quarter ended March 31, 2023			For the quarter ended June 30, 2022
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$63,988	$969	6.06%	$50,129	$654	5.22%	$70,430	$1,269	7.21%
Loans held-for-investment (1)	6,156,845	94,351	6.13%	5,978,860	87,947	5.88%	5,264,355	57,316	4.35%
Investment securities	563,902	4,227	3.00%	570,682	4,164	2.92%	651,180	3,333	2.05%
Interest-bearing cash and other assets	176,672	2,485	5.63%	156,262	2,138	5.47%	591,208	1,310	0.89%
Total earning assets	6,961,407	102,032	5.86%	6,755,933	94,903	5.62%	6,577,173	63,228	3.85%
Other assets	556,105			553,961			585,760
Total assets	$7,517,512			$7,309,894			$7,162,933

Interest-bearing liabilities
Demand and NOW deposits	$332,695	$2,124	2.55%	$227,170	$1,234	2.17%	$219,502	$229	0.42%
Savings deposits	448,059	491	0.44%	470,000	445	0.38%	516,045	133	0.10%
Money market deposits	2,107,379	5,874	1.11%	2,296,469	5,068	0.88%	2,774,713	1,172	0.17%
Certificates of deposits	1,392,847	12,240	3.52%	1,073,006	7,432	2.77%	581,803	638	0.44%
Total deposits	4,280,980	20,729	1.94%	4,066,645	14,179	1.39%	4,092,063	2,172	0.21%
Repurchase agreements	33,673	68	0.80%	29,672	30	0.41%	56,247	15	0.11%
Total deposits and repurchase agreements	4,314,653	20,797	1.93%	4,096,317	14,209	1.39%	4,148,310	2,187	0.21%
FHLB borrowings	472,105	6,121	5.19%	454,081	5,317	4.68%	184,100	771	1.67%
Other long-term borrowings	80,440	1,279	6.36%	80,300	1,260	6.28%	82,154	1,685	8.21%
Total interest-bearing liabilities	4,867,198	28,197	2.32%	4,630,698	20,786	1.80%	4,414,564	4,643	0.42%
Noninterest-bearing deposits	1,694,961			1,768,381			1,923,870
Other liabilities	128,118			124,543			75,768
Stockholders' equity	827,235			786,272			748,731
Total liabilities and stockholders' equity	$7,517,512			$7,309,894			$7,162,933

Net interest income		$73,835			$74,117			$58,585
Net interest spread		3.54%			3.82%			3.43%
Net interest margin		4.24%			4.39%			3.56%
Net interest margin (on FTE basis) (2)		4.32%			4.46%			3.64%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the six months ended
	June 30, 2023			June 30, 2022
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$57,097	$1,623	5.68%	$65,689	$1,963	5.98%
Loans held-for-investment (1)	6,068,344	182,298	6.01%	4,697,288	98,480	4.19%
Investment securities	567,273	8,391	2.96%	616,947	5,608	1.82%
Interest-bearing cash and other assets	166,523	4,623	5.55%	591,839	1,838	0.62%
Total earning assets	6,859,237	196,935	5.74%	5,971,763	107,889	3.61%
Other assets	555,040			450,652
Total assets	$7,414,277			$6,422,415

Interest-bearing liabilities
Demand and NOW deposits	$280,224	$3,358	2.40%	$221,251	$353	0.32%
Savings deposits	458,969	936	0.41%	492,510	224	0.09%
Money market deposits	2,201,401	10,942	0.99%	2,541,968	2,012	0.16%
Certificates of deposits	1,233,810	19,672	3.19%	450,604	1,157	0.51%
Total deposits	4,174,404	34,908	1.67%	3,706,333	3,746	0.20%
Repurchase agreements	31,683	98	0.62%	63,795	23	0.07%
Total deposits and repurchase agreements	4,206,087	35,006	1.66%	3,770,128	3,769	0.20%
FHLB borrowings	463,142	11,438	4.94%	112,562	919	1.63%
Other long-term borrowings	80,370	2,539	6.32%	84,161	3,331	7.91%
Total interest-bearing liabilities	4,749,599	48,983	2.06%	3,966,851	8,019	0.40%
Noninterest-bearing deposits	1,731,468			1,745,967
Other liabilities	126,343			72,403
Stockholders' equity	806,867			637,194
Total liabilities and stockholders' equity	$7,414,277			$6,422,415

Net interest income		$147,952			$99,870
Net interest spread		3.68%			3.21%
Net interest margin		4.31%			3.34%
Net interest margin (on FTE basis) (2)		4.39%			3.43%
(1) Includes nonaccrual loans.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 12 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits:

($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2023 vs March 31, 2023 % change	June 30, 2022	June 30, 2023 vs June 30, 2022 % change
Consumer
Noninterest bearing deposit accounts	$375,583	$399,008	(5.87)%	$397,354	(5.48)%
Interest-bearing deposit accounts:
Demand and NOW deposits	34,731	25,284	37.36%	27,183	27.77%
Savings deposits	378,193	407,173	(7.12)%	453,051	(16.52)%
Money market deposits	1,174,883	1,296,099	(9.35)%	1,667,482	(29.54)%
Certificates of deposits	1,095,754	759,726	44.23%	491,945	122.74%
Total interest-bearing deposit accounts	2,683,561	2,488,282	7.85%	2,639,661	1.66%
Total consumer deposits	$3,059,144	$2,887,290	5.95%	$3,037,015	0.73%
Business
Noninterest bearing deposit accounts	$1,291,664	$1,365,432	(5.40)%	$1,544,724	(16.38)%
Interest-bearing deposit accounts:
Demand and NOW deposits	393,318	258,566	52.12%	188,230	108.96%
Savings deposits	55,994	59,308	(5.59)%	58,293	(3.94)%
Money market deposits	832,279	942,735	(11.72)%	1,025,878	(18.87)%
Certificates of deposits	518,019	480,935	7.71%	78,882	556.70%
Total interest-bearing deposit accounts	1,799,610	1,741,544	3.33%	1,351,283	33.18%
Total business customer deposits	$3,091,274	$3,106,976	(0.51)%	$2,896,007	6.74%
Total deposits	$6,150,418	$5,994,266	2.61%	$5,933,022	3.66%
Balance Sheet Ratios:

	June 30, 2023	March 31, 2023	June 30, 2022
Cash to total assets (1)	6.20%	4.10%	4.40%
Loan to deposit ratio	100.08%	101.11%	90.81%
Uninsured deposits to total deposits (2)	32.5%	35.8%	41.4%
Uninsured and uncollateralized deposits to total deposits (2)	24.1%	26.4%	33.9%
Wholesale borrowings to total liabilities (3)	8.2%	8.5%	2.5%
Wholesale deposits and borrowings to total liabilities (3) (4)	14.9%	15.4%	3.2%
(1) Cash consists of cash and amounts due from banks and interest-bearing deposits with other financial institutions.
(2) Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
(3) Wholesale borrowings consists of FHLB overnight borrowings and term advances.
(4) Wholesale deposits consists of brokered deposits included in our condensed consolidated balance sheets within certificate of deposit balances.

Loan Portfolio:

($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2023 vs March 31, 2023 % change	June 30, 2022	June 30, 2023 vs June 30, 2022 % change
Commercial and industrial	$2,474,531	$2,418,771	2.3%	$1,972,681	25.4%
Commercial real estate:
Non-owner occupied	723,365	709,977	1.9%	863,664	(16.2)%
Owner occupied	643,191	659,999	(2.5)%	624,433	3.0%
Construction and land	316,399	320,193	(1.2)%	262,785	20.4%
Multifamily	100,464	103,767	(3.2)%	78,316	28.3%
Total commercial real estate	1,783,419	1,793,936	(0.6)%	1,829,198	(2.5)%
Residential real estate	1,082,991	1,046,047	3.5%	840,264	28.9%
Public Finance	611,748	597,850	2.3%	602,905	1.5%
Consumer	39,909	40,806	(2.2)%	44,423	(10.2)%
Other	162,492	163,565	(0.7)%	98,457	65.0%
Total loans, net of deferred costs, fees, premiums, and discounts	$6,155,090	$6,060,975	1.6%	$5,387,928	14.2%
Asset Quality:

	As of and for the quarter ended			As of and for the six months ended
($ in thousands)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net charge-offs (recoveries)	$717	$54	$(568)	$771	$170
Allowance for credit losses	$77,362	$74,459	$56,077	$77,362	$56,077
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due (1)	$67,840	$32,833	$29,621	$67,840	$29,621
Nonperforming assets (1)	$77,979	$39,191	$35,012	$77,979	$35,012
Ratio of net charge-offs (recoveries) to average loans outstanding	0.05%	—%	(0.04)%	0.03%	0.01%
Allowance for credit losses to total loans outstanding	1.26%	1.23%	1.04%	1.26%	1.04%
Allowance for credit losses to total nonperforming loans (1)	114.04%	226.78%	189.32%	114.04%	189.32%
Nonperforming loans to total loans (1)	1.10%	0.54%	0.55%	1.10%	0.55%
Nonperforming assets to total assets (1)	1.00%	0.51%	0.50%	1.00%	0.50%
(1) On January 1, 2023, we adopted ASU 2022-02, whereby we no longer recognize or account for TDRs. The loans previously classified as accrual TDRs are no longer considered nonperforming. We have adjusted prior periods to reflect this change in accounting.

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Tangible common stockholders’ equity:
Total common stockholders' equity (GAAP)	$823,635	$799,050	$727,542	$823,635	$727,542
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(12,712)	(14,762)	(18,760)	(12,712)	(18,760)
Total tangible common stockholders' equity (non-GAAP) (1)	$717,440	$690,805	$615,299	$717,440	$615,299
Tangible assets:
Total assets (GAAP)	$7,797,344	$7,610,456	$7,060,692	$7,797,344	$7,060,692
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(12,712)	(14,762)	(18,760)	(12,712)	(18,760)
Total tangible assets (non-GAAP)	$7,691,149	$7,502,211	$6,948,449	$7,691,149	$6,948,449
Tangible common stockholders’ equity to tangible assets:
Common stockholders' equity to total assets (GAAP)	10.56%	10.50%	10.30%	10.56%	10.30%
Less: Impact of goodwill and other intangible assets	(1.23)%	(1.29)%	(1.44)%	(1.23)%	(1.44)%
Tangible common stockholders' equity to tangible assets (non-GAAP) (1)	9.33%	9.21%	8.86%	9.33%	8.86%
Tangible common stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Total tangible common stockholders' equity (non-GAAP)	$717,440	$690,805	$615,299	$717,440	$615,299
Less: Net unrealized losses on HTM securities, net of tax	(3,821)	(3,754)	(2,977)	(3,821)	(2,977)
Total tangible common stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$713,619	$687,051	$612,322	$713,619	$612,322
Total tangible assets (non-GAAP)	$7,691,149	$7,502,211	$6,948,449	$7,691,149	$6,948,449
Less: Net unrealized losses on HTM securities, net of tax	(3,821)	(3,754)	(2,977)	(3,821)	(2,977)
Total tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$7,687,328	$7,498,457	$6,945,472	$7,687,328	$6,945,472
Tangible common stockholders’ equity to tangible assets (non-GAAP)	9.33%	9.21%	8.86%	9.33%	8.86%
Less: Net unrealized losses on HTM securities, net of tax	0.05%	0.05%	0.04%	0.05%	0.04%
Tangible common stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	9.28%	9.16%	8.82%	9.28%	8.82%
(1) For all periods presented tangible stockholders’ equity is the same as tangible common stockholders’ equity.

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Tangible book value per common share:
Stockholders' equity (GAAP)	$823,635	$799,050	$727,542	$823,635	$727,542
Tangible stockholders' equity (non-GAAP) (1)	$717,440	$690,805	$615,299	$717,440	$615,299
Total common shares outstanding	24,941,468	24,920,984	24,850,954	24,941,468	24,850,954
Book value per common share (GAAP)	$33.02	$32.06	$29.28	$33.02	$29.28
Tangible book value per common share (non-GAAP)	$28.76	$27.72	$24.76	$28.76	$24.76
Net income excluding merger costs:
Net income (GAAP)	$28,006	$26,281	$430	$54,287	$8,099
Add: Merger costs
Merger related expenses	—	—	18,448	—	18,751
Income tax effect on merger related expenses	—	—	(4,033)		(4,083)
Total merger costs	—	—	16,778	—	17,031
Net income excluding merger costs (non-GAAP)	$28,006	$26,281	$17,208	$54,287	$25,130
Return on average total assets excluding merger costs:
Return on average total assets (ROAA) (GAAP)	1.49%	1.44%	0.02%	1.46%	0.25%
Add: Impact of merger costs, net of tax	—%	—%	0.94%	—%	0.53%
ROAA excluding merger costs (non-GAAP)	1.49%	1.44%	0.96%	1.46%	0.78%
Return on average stockholders’ equity excluding merger costs:
Return on average stockholders' equity (ROAE) (GAAP)	13.54%	13.37%	0.23%	13.46%	2.54%
Add: Impact of merger costs, net of tax	—%	—%	8.96%	—%	5.35%
ROAE excluding merger costs (non-GAAP)	13.54%	13.37%	9.19%	13.46%	7.89%
Efficiency ratio excluding merger related expenses:
Efficiency ratio (GAAP)	59.15%	60.47%	93.55%	59.79%	87.84%
Less: Impact of merger related expenses	—%	—%	22.81%	—%	12.85%
Efficiency ratio excluding merger related expenses (non-GAAP)	59.15%	60.47%	70.74%	59.79%	74.99%
Diluted earnings per share excluding merger costs:
Diluted earnings per share (GAAP)	$1.11	$1.03	$0.02	$2.14	$0.36
Add: Impact of merger costs, net of tax	—	—	0.66	—	0.77
Diluted earnings per share excluding merger costs (non-GAAP)	$1.11	$1.03	$0.68	$2.14	$1.13
(1) For all periods presented tangible stockholders’ equity is the same as tangible common stockholders’ equity.

	As of and for the quarter ended			As of and for the six months ended
($ in thousands, except share and per share amounts)	June 30, 2023	March 31, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Fully tax equivalent (“FTE”) net interest income and net interest margin on FTE basis:
Net interest income (GAAP)	$73,835	$74,117	$58,585	$147,952	$99,870
Gross income effect of tax exempt income	1,288	1,242	1,284	2,530	2,605
FTE net interest income (non-GAAP)	$75,123	$75,359	$59,869	$150,482	$102,475
Average earning assets	$6,961,407	$6,755,933	$6,577,173	$6,859,237	$5,971,763
Net interest margin	4.24%	4.39%	3.56%	4.31%	3.34%
Net interest margin on FTE basis (non-GAAP)	4.32%	4.46%	3.64%	4.39%	3.43%